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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 4, 2005, except for the "Stock Split" discussed in Note B, which is dated March 30, 2005 and except for Notes B, C, J, Q and R relating to "Earnings Per Share" and "Preferred stock dividends in excess of stated amount" which are dated April 12, 2005, accompanying the consolidated balance sheets of SSA Global Technologies, Inc. and Subsidiaries as of July 31, 2004 and July 31, 2003 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended July 31, 2004, the year ended July 31, 2003, and the nine months ended July 31, 2002 contained in Amendment No. 9 to Form S-1 in the Registration Statement and Prospectus of SSA Global Technologies, Inc. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
Chicago, Illinois
April 27, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM